Exhibit 24

Power Of Attorney

The undersigned hereby appoints George K. Lau his true and lawful attorney-in-fact and agent to execute and file with the Securities and Exchange Commission any statement or report, including any amendment to any statement or report, which, in his individual capacity as a result of the undersigned’s positions as limited partner, member, managing member, and/or director (where applicable) of any and all entities now or in the future comprising the Galleon Group, LLC and any and all entities affiliated with the Galleon Group, LLC (“Galleon”), he may be required under Section 13 and/or Section 16 of the United States Securities Exchange Act of 1934, and any rules regulations, or requirements thereunder to file, and granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing which he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof. The authority of George K. Lau under this Power of Attorney shall continue with respect to the undersigned until the undersigned is no longer required to file under Section 13 and/or Section 16, as described above, unless revoked earlier in writing.

Date: August 13, 2007

By:	/s/ Raj Rajaratnam
Name: Raj Rajaratnam